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EXHIBIT 99-1


                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned, Laurence M. Downes and Glenn C. Lockwood hereby jointly certify as follows:

         (a) They are the Chief Executive Officer and the Chief Financial Officer, respectively, of New Jersey Resources Corporation (the "Company");

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report") complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (c) Based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                        NEW JERSEY RESOURCES CORPORATION


Date: August 12, 2002                   By: /s/Laurence M. Downes
      ---------------                       ---------------------
                                            Laurence M. Downes
                                            Chairman & Chief Executive Officer

Date: August 12, 2002                   By: /s/Glenn C. Lockwood
      ---------------                       --------------------
                                           Glenn C. Lockwood
                                           Senior Vice President,
                                           Chief Financial Officer